Letter Agreement to the
Underwriting Agreement

USAA Investment Management Company
9800 Fredericksburg Road
San Antonio, TX  78288

Gentlemen:

Pursuant to paragraph 12 of the Underwriting Agreement dated as of June 25, 1993, as amended, between USAA Mutual Funds Trust (the Trust), formerly known as USAA State Tax-Free Trust, and USAA Investment Management Company (the Underwriter), please be advised that the Trust has established four new series of its shares (New Funds) as set forth below:

__________________________________________________

USAA Cornerstone Conservative Fund
USAA Cornerstone Moderately Conservative Fund
USAA Cornerstone Aggressive Fund
USAA Cornerstone Equity Fund
________________________________________________

Please be further advised that the Trust desires to retain the Underwriter to sell and distribute shares of the New Funds and to render other services to the New Funds as provided in the Underwriting Agreement.

Please state below whether you are willing to render such services as provided in the Underwriting Agreement.

                                                                                                                       USAA MUTUAL FUNDS TRUST

Attest: _________________________                                                                           By:  ________________________________
           Christopher P. Laia                                                                                       Daniel S. McNamara
           Secretary                                                                                       President

Dated:

We are willing to render services to the New Funds as set forth in the Underwriting Agreement.

                                                                                        USAA INVESTMENT MANAGEMENT COMPANY

Attest: _________________________                                                      By:  ________________________________
            Christopher P. Laia                                                                                        Brooks Englehardt
Secretary                                                                           Vice President

Dated: